Exhibit 99.1

BridgeBio Raises $1 Billion in Preferred Equity to Accelerate Present and Upcoming Launches

- Preferred equity investment led by Sixth Street and with participation from HealthCare Royalty, a business of KKR, with an initial conversion price of approximately $138 per share (more than 100% premium to Company’s 30-day VWAP)

- The financing significantly strengthens the Company’s balance sheet, enabling it to efficiently allocate capital across its highest return opportunities

- The financing comes at a pivotal moment for the Company, as Attruby® continues to grow into a multi-billion-dollar blockbuster drug, and as BridgeBio prepares for three additional potential blockbuster U.S. product launches over the next 12 months across BBP-418 for LGMD2I/R9, encaleret for ADH1, and infigratinib for achondroplasia

PALO ALTO, Calif., July 1, 2026 (GLOBE NEWSWIRE) -- BridgeBio Pharma, Inc. (Nasdaq: BBIO) (“BridgeBio” or the “Company”), a commercial-stage, multi-product biopharmaceutical company focused on developing medicines for genetic conditions, today announced that it has entered into an agreement with funds managed by Sixth Street (“Sixth Street”) and funds managed by HealthCare Royalty, a business of KKR  (“HCRx” and, together with Sixth Street, the “Purchasers”) under which the Purchasers have invested up to $1 billion in newly issued convertible preferred equity of the Company.

The Series A Cumulative Convertible Participating Preferred Stock has the following principal terms:
•	7.00% initial dividend, payable in kind or in cash at the Company’s election
•
Initial conversion price of $137.79 per share (more than 100% premium to BridgeBio’s 30-day volume-weighted average price), increasing to $153.10 per share (more than 125% premium) from the fifth anniversary

•	Permanent equity with no scheduled maturity and no redemption at the holder’s option
•	BridgeBio may redeem the preferred stock for cash or, in certain circumstances, convert it into common stock, in each case on the terms set forth in the definitive agreements

Sixth Street funded $800M as the lead investor, and HealthCare Royalty funded $133.9M at today’s close of the preferred equity investment.

“We are privileged to be partnering with Sixth Street and HealthCare Royalty at this pivotal time in BridgeBio’s trajectory. This financing represents the best of our dual mission – 1) to put patients first and ensure that we have the resources to do so, and 2) that we execute those responsibilities in a manner that maximizes the economic value of our Firm. Access to this type and quantum of capital ensures we can deliver on the promise of our launching medicines and beyond,” said Neil Kumar, Ph.D., Co-Founder and CEO of BridgeBio.

“Sixth Street is proud to support BridgeBio’s mission of bringing meaningful medicines to patients during this exciting stage as the company is on the cusp of potential approval and launch of three important new therapies,” said Jeff Pootoolal, Partner at Sixth Street. “Providing flexible capital at scale to leading developers of transformative medicines is central to what we do, and we look forward to a long and productive partnership with the BridgeBio team.”

“The BridgeBio management team has a proven track record in launching and developing life-changing therapies, and we are pleased to partner with them on this transaction,” said Clarke Futch, Chairman and CEO of HealthCare Royalty. “This capital support reaffirms our belief in the company’s growth and ability to bring to market multiple products that serve high unmet medical needs.”

Latham & Watkins LLP served as legal advisor to BridgeBio. Evercore served as financial advisor and Sullivan & Cromwell LLP and Mintz LLP served as legal advisors to Sixth Street. Gibson, Dunn & Crutcher LLP served as legal advisor to HealthCare Royalty.

Additional details about the transaction and the related definitive agreements will be included in a Current Report on Form 8-K to be filed by the Company.

About BridgeBio Pharma, Inc.
 BridgeBio Pharma, Inc. (BridgeBio; Nasdaq: BBIO) exists to develop transformative medicines for genetic conditions. Millions of people worldwide living with genetic conditions lack treatment options, often because drug development for small patient populations can be commercially challenging. We aim to bridge the gap between advancements in genetic science and meaningful medicines for underserved patient populations. Our decentralized, hub-and-spoke model is designed for speed, precision, and scalability. Autonomous and empowered teams focus on individual conditions, while a central hub provides the clinical, regulatory, and commercial capabilities needed to bring innovation to market.   For more information visit bridgebio.com and follow us on LinkedIn, X, Facebook, Instagram, and YouTube.

About Sixth Street
Sixth Street is a global investment firm with over $130 billion in assets under management and committed capital. Sixth Street uses its long-term flexible capital, data-enabled capabilities, and One Team culture to develop themes and offer solutions to companies across all stages of growth. Sixth Street Healthcare and Life Sciences invests thematically throughout the healthcare ecosystem, providing flexible capital solutions to companies addressing our most pressing healthcare challenges and improving patient outcomes. Investments in the sector include Apellis Pharmaceuticals, Arrowhead Pharmaceuticals, Arsenal Biosciences, Beam Therapeutics, Biohaven, Blueprint Medicines, Caris Life Sciences, Chroma Medicine, ConcertAI, Datavant, Essential Pharma, Immunogen, Ironwood, Mammoth Biosciences, Paratek Pharmaceuticals, and Velocity Clinical Research, among many others. Founded in 2009, Sixth Street has more than 750 team members including approximately 300 investment professionals around the world. For more information, visit https://www.sixthstreet.com/, or follow Sixth Street on LinkedIn.

About HealthCare Royalty
HealthCare Royalty (“HCRx”) is a leading royalty acquisition company founded in 2006 that is majority owned by KKR & Co. Inc. (NYSE: KKR). Over two decades, the HCRx team has developed a strong track record of investing in commercial-stage and near-commercial-stage biopharmaceutical assets, committing $7+ billion in over 110 biopharmaceutical products. With offices in New York, Stamford, San Francisco, Boston, London and Miami, HCRx continues to advance biopharmaceutical innovation by providing innovative capital solutions to counterparties. For more information, visit https://www.hcrx.com. HEALTHCARE ROYALTY®, HEALTHCARE ROYALTY PARTNERS® and HCRx® are registered trademarks of HealthCare Royalty Management, LLC

BridgeBio Pharma, Inc. Forward-Looking Statements
This press release contains forward-looking statements. Statements in this press release may include statements that are not historical facts and are considered forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended (the Securities Act), and Section 21E of the Securities Exchange Act of 1934, as amended (the Exchange Act), which are usually identified by the use of words such as “anticipates,” “believes,” “continues,” “estimates,” “expects,” “hopes,” “intends,” “may,” “plans,” “projects,” “remains,” “seeks,” “should,” “will,” and variations of such words or similar expressions. BridgeBio intends these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements include express and implied statements relating to the Company’s expectations regarding its anticipated growth and expected product launches and intentions for investing in indication expansions. Such statements reflect the Company’s current views about the Company’s plans, intentions, expectations and strategies, which are based on the information currently available to it and on assumptions the Company has made. Although the Company believes that its plans, intentions, expectations and strategies as reflected in or suggested by those forward-looking statements are reasonable, the Company can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a number of risks, uncertainties and assumptions, including, but not limited to, initial and ongoing data from the Company’s clinical trials not being indicative of final data, the design and success of ongoing and planned clinical trials, future regulatory filings, approvals and/or sales, despite having ongoing and future interactions with the FDA or other regulatory agencies to discuss potential paths to registration for the Company’s product candidates, the FDA or such other regulatory agencies not agreeing with the Company’s regulatory approval strategies, components of the Company’s filings, such as clinical trial designs, conduct and methodologies, or the sufficiency of data submitted, the impacts of current macroeconomic and geopolitical events, including changing conditions from hostilities in Ukraine and in Israel and the Gaza Strip, increasing rates of inflation and changing interest rates, on business operations and expectations, as well as those risks set forth in the Risk Factors section of the Company’s most recent Annual Report on Form 10-K and the Company’s other filings with the U.S. Securities and Exchange Commission. Moreover, the Company operates in a very competitive and rapidly changing environment in which new risks emerge from time to time. These forward-looking statements are based upon the current expectations and beliefs of the Company’s management as of the date of this press release, and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Except as required by applicable law, BridgeBio assumes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

BridgeBio Media Contact:
Bubba Murarka, Executive Vice President
contact@bridgebio.com
(650)-789-8220

BridgeBio Investor Contact:
Kristen Kelleher, Director of Investor Relations
ir@bridgebio.com